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                                                               EXHIBT 99.906CERT

                           SECTION 906 CERTIFICATIONS

Agustin J. Fleites, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of SSgA Funds, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the SSgA Funds and will be retained by the SSgA Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer                  Principal Financial Officer,
SSgA Funds                                     Principal Accounting Officer and
                                               Treasurer
                                             SSgA Funds

/s/ Agustin J. Fleites                       /s/ Mark E. Swanson
------------------------------               -------------------------------
Agustin J. Fleites                           Mark E. Swanson


Date: October 29, 2003                       Date: October 24, 2003